Exhibit 4(a)

                                                                [EXECUTION COPY]


================================================================================


                                CREDIT AGREEMENT

                                   dated as of

                                   May 4, 2005

                                      among

                         TUCSON ELECTRIC POWER COMPANY,
                                  as Borrower,

                            THE LENDERS PARTY HERETO,

                         THE ISSUING BANKS PARTY HERETO,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                           ALLIED IRISH BANKS, P.L.C.,
                             as Documentation Agent,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                             as Administrative Agent


================================================================================


                         UNION BANK OF CALIFORNIA, N.A.,
                                as Lead Arranger

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     Definitions......................................................1

     SECTION 1.01.  Defined Terms..............................................1
     SECTION 1.02.  Classification of Loans and Borrowings....................21
     SECTION 1.03.  Terms Generally...........................................21
     SECTION 1.04.  Accounting Terms; GAAP....................................21
     SECTION 1.05.  Pro Forma Calculations....................................21

ARTICLE II    The Credits.....................................................22

     SECTION 2.01.  Revolving Commitments.....................................22
     SECTION 2.02.  Loans and Borrowings......................................22
     SECTION 2.03.  Requests for Revolving Borrowings.........................22
     SECTION 2.04.  Letters of Credit.........................................23
     SECTION 2.05.  Funding of Borrowings.....................................31
     SECTION 2.06.  Interest Elections........................................31
     SECTION 2.07.  Termination and Reduction of Commitments..................33
     SECTION 2.08.  Repayment of Loans; Evidence of Debt......................34
     SECTION 2.09.  Prepayment of Loans.......................................34
     SECTION 2.10.  Fees......................................................35
     SECTION 2.11.  Interest..................................................36
     SECTION 2.12.  Alternate Rate of Interest................................37
     SECTION 2.13.  Increased Costs...........................................38
     SECTION 2.14.  Break Funding Payments....................................39
     SECTION 2.15.  Taxes.....................................................39
     SECTION 2.16.  Payments Generally; Pro Rata Treatment;
                    Sharing of Set-offs.......................................40
     SECTION 2.17.  Mitigation Obligations; Replacement of Lenders............42
     SECTION 2.18.  Certain Regulatory Events.................................42

ARTICLE III   Representations and Warranties..................................44

     SECTION 3.01.  Organization; Powers......................................44
     SECTION 3.02.  Authorization; Enforceability.............................44
     SECTION 3.03.  Governmental Approvals; No Conflicts......................44
     SECTION 3.04.  Financial Condition; No Material Adverse Change;
                    Secured Indebtedness......................................44
     SECTION 3.05.  Properties................................................45
     SECTION 3.06.  Litigation and Environmental Matters......................46
     SECTION 3.07.  Compliance with Laws and Agreements.......................46
     SECTION 3.08.  Federal Regulations.......................................46
     SECTION 3.09.  Investment and Holding Company Status.....................46
     SECTION 3.10.  Taxes.....................................................47
     SECTION 3.11.  ERISA.....................................................47

     SECTION 3.12.  Security Documents........................................47
     SECTION 3.13.  Disclosure................................................48
     SECTION 3.14.  Solvency..................................................48
     SECTION 3.15.  Labor Matters.............................................48
     SECTION 3.16.  Anti-Terrorism Laws.......................................48

ARTICLE IV    Conditions......................................................49

     SECTION 4.01.  Effective Date............................................49
     SECTION 4.02.  Each Credit Event.........................................51

ARTICLE V     Affirmative Covenants...........................................52

     SECTION 5.01.  Financial Statements and Other Information................52
     SECTION 5.02.  Notices of Material Events................................54
     SECTION 5.03.  Existence; Conduct of Business............................55
     SECTION 5.04.  Payment of Obligations....................................55
     SECTION 5.05.  Maintenance of Properties; Insurance......................55
     SECTION 5.06.  Books and Records; Inspection Rights......................56
     SECTION 5.07.  Compliance with Laws and Agreements.......................56
     SECTION 5.08.  Use of Proceeds and Letters of Credit.....................56
     SECTION 5.09.  Environmental Laws........................................56
     SECTION 5.10.  Further Assurances........................................57
     SECTION 5.11.  Reference Ratings.........................................57
     SECTION 5.12.  Substitution of Existing of First Mortgage Bonds..........57

ARTICLE VI    Negative Covenants..............................................57

     SECTION 6.01.  Indebtedness..............................................57
     SECTION 6.02.  Liens.....................................................58
     SECTION 6.03.  Fundamental Changes.......................................58
     SECTION 6.04.  Sale of Assets............................................59
     SECTION 6.05.  Restricted Payments.......................................60
     SECTION 6.06.  Cash Coverage Ratio.......................................61
     SECTION 6.07.  Leverage Test.............................................61
     SECTION 6.08.  Amendments to Documents...................................61
     SECTION 6.09.  Sale Leaseback Transactions...............................61
     SECTION 6.10.  Release of Collateral under the Second Indenture..........61
     SECTION 6.11.  Transactions with Affiliates..............................62
     SECTION 6.12.  Limitation on Hedge Agreements............................62
     SECTION 6.13.  Restrictive Agreements....................................62

ARTICLE VII   Events of Default...............................................62

ARTICLE VIII  The Administrative Agent........................................65

ARTICLE IX    Miscellaneous...................................................68

     SECTION 9.01.  Notices...................................................68
     SECTION 9.02.  Waivers; Amendments.......................................68
     SECTION 9.03.  Expenses; Indemnity; Damage Waiver........................69
     SECTION 9.04.  Successors and Assigns....................................71
     SECTION 9.05.  Survival..................................................74
     SECTION 9.06.  Counterparts; Integration; Effectiveness..................74
     SECTION 9.07.  Severability..............................................75
     SECTION 9.08.  Right of Setoff...........................................75
     SECTION 9.09.  Governing Law; Jurisdiction; Consent to
                    Service of Process........................................75
     SECTION 9.10.  WAIVER OF JURY TRIAL......................................76
     SECTION 9.11.  Headings..................................................76
     SECTION 9.12.  Confidentiality...........................................76
     SECTION 9.13.  Interest Rate Limitation..................................77
     SECTION 9.14   Patriot Act Notice........................................77


SCHEDULES:
---------

Schedule 2.01 -- Commitments
Schedule 2.04 -- Letters of Credit

EXHIBITS:
--------

Exhibit A --    Form of Assignment and Assumption
Exhibit B --    Form of Bond Delivery Agreement
Exhibit C-1 --  Form of Revenue Bond Pledge Agreement
Exhibit C-2 --  Form of Revenue Bond Pledge Agreement (Custodian)
Exhibit D --    Form of Sixth Supplemental Indenture
Exhibit E-1 --  Form of Opinion of Vincent Nitido, Jr., Esq.,
                General Counsel for the Borrower
Exhibit E-2 --  Form of Opinion of Thelen Reid & Priest LLP,
                New York counsel for the Borrower
Exhibit E-3 --  Form of Opinion of Rodey, Dickason, Sloan, Akin & Robb, PA,
                special New Mexico counsel for the Borrower

          This CREDIT AGREEMENT, dated as of May 4, 2005, among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, the LENDERS party hereto, the ISSUING BANKS party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION., as Syndication Agent, ALLIED IRISH BANKS, P.L.C., as Documentation Agent, and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent.

          The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACC" means the Arizona Corporation Commission.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Union Bank, in its capacity as administrative agent for the Lenders.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Documentation Agent, the Syndication Agent and the Administrative Agent.

          "Aggregate Commitment" means, with respect to each Lender, such Lender's Revolving Commitment and Revenue Bond Commitment, in an aggregate amount no greater than (i) the amount set forth opposite such Lender's name on
Schedule 2.01 or (ii) if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.04(c), in each case as such amount may be reduced from time to time pursuant to Section 2.07 or 2.18. "Aggregate Commitments" means the total of the Lenders' Aggregate Commitments hereunder. The Aggregate Commitments shall in no event exceed $400,587,047.19.

          "Agreement" means this Credit Agreement, dated as of May 4, 2005, by and among the Borrower, the Lenders party hereto, the Issuing Banks party hereto, the Documentation Agent, the Syndication Agent and the Administrative Agent.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

          "Amortization Date" has the meaning assigned to such term in Section 2.18.

          "Anti-Terrorism Laws" has the meaning provided in Section 3.16(a).

          "Applicable Margin" means, for any day, with respect to any Eurodollar Loan or ABR Loan, as the case may be, the applicable percentage per annum set forth below under the caption "Adjusted LIBO Margin" or "ABR Margin", respectively, based upon the Reference Ratings applicable on such date:

     ================================ ================== ====================

                                        Adjusted LIBO          ABR
                                           Margin             Margin
     ================================ ================== ====================

     Category 1
     ----------

     BBB or higher by S&P and               0.75%             0.00%
     Baa2 or higher by Moody's

     ================================ ================== ====================

     Category 2
     ----------
                                           0.875%             0.00%
     BBB- or higher by S&P and
     Baa3 or higher by Moody's

     -------------------------------- ------------------ --------------------

     Category 3
     ----------

     BBB- or higher by S&P and             1.125%             0.125%
     Ba1 or higher by Moody's

     or

     BB+ or higher by S&P and
     Baa3 or higher by Moody's

     -------------------------------- ------------------ --------------------

     -------------------------------- ------------------ --------------------
     Category 4
     ----------

     BB+ or higher by S&P and               1.25%             0.25%
     Ba2 or higher by Moody's

     -------------------------------- ------------------ --------------------

     Category 5
     ----------

     BB or higher by S&P and                1.50%             0.50%
     Ba2 or higher by Moody's

     -------------------------------- ------------------ --------------------

     Category 6
     ----------

     BB- or higher by S&P and               1.75%             0.75%
     Ba3 or higher by Moody's

     -------------------------------- ------------------ --------------------

     Category 7
     ----------

     B+ or lower by S&P or                  2.25%             1.25%
     B1 or lower by Moody's

     -------------------------------- ------------------ --------------------

For purposes of the foregoing, (i) if Moody's or S&P shall not have in effect a rating for the credit facilities established by this Agreement (other than by reason of the circumstances referred to in the last sentence of this definition) at any time after the Effective Date, then such Rating Agency shall be deemed to have established a rating in Category 7, (ii) if more than one Category (other than Category 7) is applicable at any one time, the Applicable Margin shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2), and (iii) in the event that, and at all times during which, Category 7 is applicable, the Applicable Margin shall be based on Category 7. The Applicable Margins shall be increased or decreased in accordance with this definition upon any change in the applicable Reference Ratings, and such increased or decreased Applicable Margins shall be effective from the date of announcement of any such new Reference Ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any Reference Rating. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Reference Rating most recently in effect prior to such change or cessation.

          "Applicable Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Aggregate Commitment on such date by the total of the Aggregate Commitments on such date, and multiplying the quotient so obtained by 100%. In the event that the Aggregate Commitments have been terminated, each Lender's Percentage shall be calculated on the basis of the Aggregate Commitments in effect immediately prior to such termination.

          "Applicable Rate" means:

               (i) in the case of each ABR Loan, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

               (ii) in the case of each Eurodollar Loan, a rate per annum during each Interest Period equal at all times to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger" means Union Bank, as Lead Arranger for the credit facilities established by this Agreement.

          "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Bond Delivery Agreement" means the Bond Delivery Agreement between the Borrower and the Administrative Agent, substantially in the form of Exhibit B.

          "Bonds" means the First Mortgage Bonds and the Second Mortgage Bonds.

          "Borrower" means Tucson Electric Power Company, an Arizona corporation.

          "Borrowing" means Loans of the same Type, made (or deemed made), converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease Investment" of any Person means the aggregate outstanding capitalized amount of Capital Lease Obligations of the Borrower and the Consolidated Subsidiaries that are owned by such Person and in respect of which such Person has the right to receive all future payments to be made.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Change in Control" means the failure of UniSource Energy to own and control, of record and beneficially, directly or indirectly, Capital Stock of the Borrower representing 100% of the aggregate ordinary voting power of the Borrower (other than 121 shares of common stock of the Borrower owned by independent third parties other than UniSource Energy on the Effective Date), free and clear of all Liens.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Revenue Bond Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Revenue Bond Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means the Collateral Mortgage Bonds and any and all "Collateral", as defined in any applicable Security Document.

          "Collateral Trust Indenture" means the Indenture, dated as of August 1, 1998, between the Borrower and The Bank of New York (as successor in interest to Bank of Montreal Trust Company), as trustee.

          "Collateral Mortgage Bonds" means Second Mortgage Bonds, Collateral Series E, substantially in the form attached to the Sixth Supplemental Indenture.

          "Commitment Fee Rate" means, for any day, the applicable percentage set forth below under the caption "Commitment Fee Rate", based upon the Reference Ratings applicable on such date:

     ================================ ===========================

                                        Commitment Fee Rate
     ================================ ===========================

     Category 1
     ----------

     BBB or higher by S&P and                 0.175%
     Baa2 or higher by Moody's

     ================================ ===========================

     Category 2
     ----------

     BBB- or higher by S&P and                 0.20%
     Baa3 or higher by Moody's

     -------------------------------- ---------------------------

     Category 3
     ----------

     BBB- or higher by S&P and                 0.25%
     Ba1 or higher by Moody's

     or

     BB+ or higher by S&P and
     Baa3 or higher by Moody's

     -------------------------------- ---------------------------

     Category 4
     ----------

     BB+ or higher by S&P and                 0.375%
     Ba2 or higher by Moody's

     -------------------------------- ---------------------------

     Category 5
     ----------

     BB or higher by S&P and                   0.50%
     Ba2 or higher by Moody's

     -------------------------------- ---------------------------

     -------------------------------- ---------------------------

     Category 6
     ----------

     BB- or higher by S&P and                  0.50%
     Ba3 or higher by Moody's

     -------------------------------- ---------------------------

     Category 7
     ----------

     B+ or lower by S&P or                    0.625%
     B1 or lower by Moody's

     -------------------------------- ---------------------------

For purposes of the foregoing, (i) if Moody's or S&P shall not have in effect a rating for the credit facilities established by this Agreement (other than by reason of the circumstances referred to in the last sentence of this definition) at any time after the Effective Date, then such Rating Agency shall be deemed to have established a rating in Category 7, (ii) if more than one Category (other than Category 7) is applicable at any one time, the Commitment Fee Rate shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2), and (iii) in the event that, and at all times during which, Category 7 is applicable, the Commitment Fee Rate shall be based on Category 7. The Commitment Fee Rate shall be increased or decreased in accordance with this definition upon any change in the applicable Reference Ratings, and such increased or decreased Commitment Fee Rate shall be effective from the date of announcement of any such new Reference Ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any Reference Rating. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate shall be determined by reference to the Reference Rating most recently in effect prior to such change or cessation.

          "Consolidated EBITDA" means, for any fiscal period, with respect to the Borrower and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) interest expense,
(c) depreciation and amortization expense, (d) any extraordinary or non-recurring losses and (e) other noncash items reducing Consolidated Net Income, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any fiscal period, the aggregate of all payments by the Borrower and the Consolidated Subsidiaries for such period that, in accordance with GAAP, are or should be included in "interest paid, net of amounts capitalized" and "capital lease interest paid" reflected in the statement of cash flows for the Borrower and the Consolidated Subsidiaries, less the amount of capital lease interest income paid to the

Borrower or any Consolidated Subsidiary for such period that is not reflected in Consolidated EBITDA for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any fiscal period, net income of the Borrower and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

          "Consolidated Total Indebtedness" means, as of the last day of any fiscal quarter, (a) the sum (without duplication) for the Borrower and the Consolidated Subsidiaries as of such day of (i) the aggregate outstanding principal amount of the Loans and LC Disbursements, (ii) the aggregate outstanding principal amount of other Indebtedness for borrowed money (including Guarantees thereof), (iii) the principal amount of all obligations in respect of Hedging Agreements of the Borrower and the Consolidated Subsidiaries (computed as set forth in the penultimate sentence of the definition of "Material Indebtedness") and (iv) the aggregate outstanding capitalized amount of Capital Lease Obligations, minus (b) the sum (without duplication) as of such day of (i) the aggregate outstanding capitalized amount of the Capital Lease Investments of the Borrower and the Consolidated Subsidiaries as of such day and (ii) to the extent included in clause (a)(ii) above, any Treasury Indebtedness of the Borrower and the Consolidated Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Exposure" means, with respect to any Lender at any time, the sum of such Lender's Revolving Credit Exposure and its Revenue Bond Credit Exposure at such time.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosure Documents" means the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, and the Current Report on Form 8-K of the Borrower as filed with the Securities and Exchange Commission on April 18, 2005.

          "Documentation Agent" means Allied Irish Banks, p.l.c., in its capacity as documentation agent for the Lenders.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the providing of notice by a plan administrator of the intent to terminate any Plan under Section 4041 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(d).

          "Executive Order" has the meaning provided in Section 3.16(a).

          "Existing Agreement" means the Credit Agreement, dated as of March 25, 2004, among the Borrower, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, Credit Suisse First Boston, acting through its Cayman Island Branch, and Lehman Brothers Inc., as co-administrative agents, The Bank of New York, as documentation agent, and Credit Suisse First Boston, acting through its Cayman Island Branch, as paying agent.

          "Existing Letters of Credit" means the Letters of Credit set forth on
Schedule 2.04.

          "Fair Value" means, with respect to any assets or property owned by the Borrower or any of the Consolidated Subsidiaries, the fair market value thereof as determined from time to time by the Board of Directors (or a duly constituted committee thereof) of the Borrower or such Consolidated Subsidiary in good faith.

          "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Maturity Date" means May 4, 2010.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "First Indenture" means the Indenture, dated as of April 1, 1941, of The Tucson Gas, Electric Light and Power Company, a predecessor to the Borrower, to The Chase National Bank of the City of New York, as trustee, a predecessor to JPMorgan Chase Bank, as amended, supplemented or otherwise modified from time to time.

          "First Mortgage Bonds" means the Borrower's First Mortgage Bonds issued under the First Indenture.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of

America.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indentures" means the First Indenture and the Second Indenture.

          "Information Memorandum" means the Confidential Information Memorandum dated March 2005 relating to the Borrower and the Transactions.

          "Interest Election Request" means a request by the Borrower to convert or continue a Loan in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, commencing with June 30, 2005, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing) and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

          "Issuing Bank" means each Lender (or other commercial bank or financial institution satisfactory to the Administrative Agent) executing this Agreement as an Issuing Bank, in its capacity as an issuer of Letters of Credit hereunder, and each of its successors in such capacity as provided in Section 2.04(j).

          "LC Disbursement" means either a Revolving LC Disbursement or a Revenue Bond LC Disbursement. "LC Disbursements" means the Revolving LC Disbursements and the Revenue Bond LC Disbursements.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement (including any Revolving Letter of Credit and each Revenue Bond Letter of Credit).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at approximately 12:00 noon, London time, on the date that is two Business Days prior to the beginning of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Lien of the Second Indenture" has the meaning assigned to the phrases "Lien of this Indenture" and "lien hereof" in the Second Indenture.

          "Loan Documents" means this Agreement, any promissory notes delivered pursuant to Section 2.08(e), the Bond Delivery Agreement, the Sixth Supplemental Indenture, the Collateral Mortgage Bonds, the Revenue Bond Pledge Agreements and the other Security Documents.

          "Loans" means the loans made (or deemed made) by the Lenders to the Borrower pursuant to this Agreement, including any Revolving Loans and any Revenue Bond Loans.

          "Material Adverse Effect" means a material adverse effect on (a) the financial condition, results of operations, business or prospects of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or the Second

Indenture or (c) the rights of or benefits available to the Lenders under any Loan Document or the Second Indenture.

          "Material Indebtedness" means Indebtedness (other than the Loans, LC Disbursements and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Significant Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. "Material Indebtedness" shall not include at any time any Indebtedness that is non-recourse to the Borrower and its Significant Subsidiaries.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Obligations" means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and LC Disbursements, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each other payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents; and (b) the due and punctual performance of all other covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Participant" has the meaning assigned to such term in Section
9.04(e).

          "Patriot Act" has the meaning assigned to such term in Section 9.14.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PPD Repayment Date" has the meaning assigned to such term in Section 2.04(f)(ii).

          "Proposed Modifications" has the meaning assigned to such term in
Section 2.18.

          "Purchase Price Disbursement" has the meaning assigned to such term in
Section 2.04(f)(ii).

          "Rating Agencies" means each of Moody's and S&P.

          "Reference Ratings" means the ratings of the credit facilities established by this Agreement by the Rating Agencies.

          "Reference Rate" means the variable rate of interest per annum established by Union Bank from time to time as its "reference rate". Such "reference rate" is set by Union Bank as a general reference rate of interest, taking into account such factors as Union Bank may deem appropriate, it being understood that many of Union Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Union Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate".

          "Register" has the meaning set forth in Section 9.04(c).

          "Regulation D" means Regulation D of the Board as in effect from time to time.

          "Regulation U" means Regulation U of the Board as in effect from time to time.

          "Regulatory Event" means any change in applicable law or any adoption of or change in any rule, regulation or order of the ACC or any other Governmental Authority having jurisdiction over the Borrower as a result of which the Borrower is or will be required (a) to sell or transfer all or a substantial portion of its generating assets (other than to a wholly-owned subsidiary of the Borrower if such assets remain subject at all times after such sale or transfer to the perfected Lien of the Second Indenture, subject in terms of priority only to those Liens specifically permitted by Section 6.02) or (b) to purchase in open market transactions any substantial portion of its power requirements (other than requirements that cannot be satisfied by the Borrower's own generating assets).

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Aggregate Commitments representing a majority of the sum of the total Credit Exposures and the total unused Aggregate Commitments at such time.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower.

          "Revenue Bond Commitment" means, with respect to each Revenue Bond Lender, the commitment of such Lender to participate in the Revenue Bond Letters of Credit and all Revenue Bond LC Disbursements and to make Revenue Bond Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revenue Bond Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.18 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revenue Bond Lender's Revenue Bond Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Revenue Bond Lender shall have assumed its Revenue Bond Commitment, as applicable. The initial aggregate amount of the Revenue Bond Commitments is $340,587,047.19.

          "Revenue Bond Credit Exposure" means, at any time, the sum of (a) the aggregate outstanding principal amount of Revenue Bond Loans at such time plus
(b) the Revenue Bond LC Exposure at such time minus (c) the aggregate amount of cash collateral held by the Administrative Agent pursuant to Section 2.18 as security for the Borrower's reimbursement obligations in respect of Revenue Bond Letters of Credit (provided, that such cash collateral is subject to a perfected, first priority Lien in favor of the Administrative Agent). The Revenue Bond Credit Exposure of any Revenue Bond Lender at any time shall be its Applicable Percentage of the total Revenue Bond Credit Exposure at such time.

          "Revenue Bond Indenture" means, with respect to any Revenue Bond Letter of Credit, the Revenue Bond Indenture, as amended and supplemented from time to time, in respect of the Revenue Bonds referenced on Schedule 2.04 for such Revenue Bond Letter of Credit, as applicable.

          "Revenue Bond Issuing Bank" means, with respect to each outstanding Revenue Bond Letter of Credit, the Issuing Bank that has issued such Revenue Bond Letter of Credit.

          "Revenue Bond LC Disbursement" means a payment made by a Revenue Bond Issuing Bank pursuant to a Revenue Bond Letter of Credit.

          "Revenue Bond LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Revenue Bond Letters of Credit at such time plus (b) the aggregate amount of all Revenue Bond LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Revenue Bond LC Exposure of any Revenue Bond Lender at any time shall be its Applicable Percentage of the total Revenue Bond LC Exposure at such time.

          "Revenue Bond Lender" means a Lender having a Revenue Bond Commitment.

          "Revenue Bond Letters of Credit" means the Letters of Credit issued (or deemed issued) pursuant to Section 2.04(a)(ii).

          "Revenue Bond Loan" has the meaning set forth in Section 2.04(f)(iii) hereof.

          "Revenue Bond Loan Agreement" means, with respect to any Revenue Bond Letter of Credit, the Revenue Bond Loan Agreement in respect of the Revenue Bonds referenced on Schedule 2.04 for such Revenue Bond Letter of Credit, as applicable.

          "Revenue Bond Pledge Agreement" means, individually, any pledge agreement in substantially the form of Exhibit C-1 or Exhibit C-2 (as applicable) and otherwise satisfactory to the applicable Issuing Bank and the Administrative Agent. "Revenue Bond Pledge Agreements" means, collectively, all Revenue Bond Pledge Agreements.

          "Revenue Bonds" means, with respect to any Revenue Bond Letter of Credit, the Revenue Bonds referenced on Schedule 2.04 for such Revenue Bond Letter of Credit.

          "Revenue Bond Trustee" means, with respect to any Revenue Bond Letter of Credit, the trustee and/or agent, as applicable, named in such Revenue Bond Letter of Credit's Revenue Bond Indenture, and any successor or assign thereof.

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier to occur of (a) the Final Maturity Date and (b) the date of the termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans hereunder and to participate in Revolving Letters of Credit and Revolving LC Disbursements, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.18 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Commitments is $60,000,000.

          "Revolving Credit Exposure" means, at any time, the sum of (a) the aggregate outstanding principal amount of Revolving Loans at such time plus (b) the Revolving LC Exposure at such time minus (c) the aggregate amount of cash collateral held by the Administrative Agent pursuant to Section 2.18 as security for the Borrower's reimbursement obligations in respect of Revolving Letters of Credit (provided, that such cash collateral is subject to a perfected, first priority Lien in favor of the Administrative Agent). The Revolving Credit Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Revolving Credit Exposure at such time.

          "Revolving LC Disbursement" means a payment made by an Issuing Bank pursuant to a Revolving Letter of Credit.

          "Revolving LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Revolving Letters of Credit at such time plus (b) the aggregate amount of all Revolving LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Revolving LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Revolving LC Exposure at such time.

          "Revolving Lender" means a Lender having a Revolving Commitment.

          "Revolving Letters of Credit" means the Letters of Credit issued pursuant to Section 2.04(a)(i).

          "Revolving Loan" means a Loan made by a Revolving Lender pursuant to Sections 2.01 and 2.03.

          "Sale Leaseback" means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

          "San Carlos" means San Carlos Resources Inc., an Arizona corporation.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Second Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, between the Borrower and The Bank of New York (as successor in trust to Bank of Montreal Trust Company), as trustee, as amended, supplemented or otherwise modified from time to time.

          "Second Mortgage Bonds" means the Borrower's Second Mortgage Bonds issued under the Second Indenture.

          "Security Documents" means the Second Indenture, the Sixth Supplemental Indenture, the Collateral Mortgage Bonds, the Bond Delivery Agreement, the Revenue Bond Pledge Agreements, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 or pursuant to any of the foregoing documents to secure any of the Obligations.

          "Significant Subsidiary" means (a) San Carlos, (b) any Subsidiary that directly or indirectly owns or Controls any other Significant Subsidiary and (c) any other Subsidiary of the Borrower whose direct or indirect proportionate share of consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section
5.01 was greater than or equal to 15% of the consolidated total assets as of such date of the Borrower and the Consolidated Subsidiaries, taken as a whole. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.

          "Sixth Supplemental Indenture" means Supplemental Indenture No. 6 under the Second Indenture, substantially in the form of Exhibit D.

          "Solvent" means, with respect to any Person, as of any date of determination, that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Substitution Date" means the date (if any) on which a new series of the Borrower's Second Mortgage Bonds are substituted for all of the Borrower's First Mortgage Bonds that were issued pursuant to the Thirty-fourth Supplemental Indenture, dated as of August 1, 1998, to the First Indenture, in accordance with Section 5.12.

          "Syndication Agent" means Wells Fargo Bank, N.A., in its capacity as syndication agent for the Lenders.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit and the issuance of the Collateral Mortgage Bonds to the Administrative Agent under the Sixth Supplemental Indenture and the Bond Delivery Agreement.

          "Treasury Indebtedness" means, with respect to any Person, the aggregate outstanding principal amount of Indebtedness of such Person and its subsidiaries that is owned by such Person or its subsidiaries and in respect of which such Person or one or more of its subsidiaries has the right to receive, pursuant to the terms of such Indebtedness, all future principal, interest and other payments to be made with respect thereto.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Union Bank" means Union Bank of California, N.A., a national banking association.

          "UniSource Energy" means UniSource Energy Corporation, an Arizona corporation.

          "Utility Business" means the business of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized the Borrower to enter.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of the Borrower's operations) to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall (a) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and

(b) be certified to by a Financial Officer as having been prepared in good faith based upon assumptions believed to be reasonable.

                                   ARTICLE II
                                   The Credits

          SECTION 2.01. Revolving Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Revolving Lender's Revolving Credit Exposure exceeding its Revolving Commitment or (b) the aggregate Revolving Credit Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings.

          (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender's failure to make Revolving Loans as required.

          (b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of a Revolving LC Disbursement as contemplated by
Section 2.04(f)(i)(A). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than

11:00 a.m., Los Angeles, California time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.04(f)(i) may be given not later than 9:00 a.m., Los Angles, California time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit.

          (a) General. (i) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Revolving Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Effective Date through and including the date that occurs ten (10) Business Days prior to the end of the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Revolving Letter of Credit, the terms and conditions of this Agreement shall control.

               (ii) Subject to the terms and conditions set forth herein, the Borrower may request the issuance (or, in the case of the Existing Letters of Credit, the amendment) of Revenue Bond Letters of Credit on the Effective Date for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Revenue Bond Letter of Credit, the terms and conditions of this Agreement shall control. In addition, as of the Effective Date, each of the Existing Letters of Credit shall be deemed to be issued under this Agreement as a Revenue Bond Letter of Credit.

          (b) Issuance and Amendment. (i) To request the issuance of a Revolving Letter of Credit (or the amendment, renewal or extension of an outstanding Revolving Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Revolving Letter of Credit, or identifying the Revolving Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Revolving Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Revolving Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Revolving Letter of Credit. The Administrative Agent shall, promptly after its receipt thereof, distribute a copy of each such notice to the Lenders. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Revolving Letter of Credit. Upon the issuance, amendment, renewal or extension of any Revolving Letter of Credit, the applicable Issuing Bank shall provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

               (ii) Any Revenue Bond Letter of Credit may be amended by the applicable Issuing Bank at the request of the Borrower and with the consent of the Administrative Agent; provided, that no such amendment shall increase the stated amount of a Revenue Bond Letter of Credit or extend the expiration date thereof beyond the last permissible date referred to in paragraph (d) below. To request an amendment to an outstanding Revenue Bond Letter of Credit, the Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (no less than three Business Days (or such shorter period of time as acceptable to the applicable Issuing Bank and the Administrative Agent) in advance of the requested date of amendment) a notice identifying the Revenue Bond Letter of Credit to be amended and specifying the date of amendment (which shall be a Business Day), the amount of such Revenue Bond Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to amend such Revenue Bond Letter of Credit. The Administrative Agent shall, promptly after its receipt thereof, distribute a copy of each such notice to the Lenders. Upon the amendment of any Revenue Bond Letter of Credit, the applicable Issuing Bank shall provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

          (c) Limitation of Amount. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving Credit Exposure shall not exceed the aggregate amount of the Revolving Commitments and
(ii) the Revenue Bond Credit Exposure shall not exceed the aggregate amount of the Revenue Bond Commitments.

          (d) Expiration Date. Each Revolving Letter of Credit shall expire at or prior to the close of business on the earlier to occur of (i) the date one year after the date of the issuance of such Revolving Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Final Maturity Date; provided that any Revolving Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above). Each Revenue Bond Letter of Credit shall expire not later than the close of business on the Final Maturity Date.

          (e) (i) Participations of Revolving Lenders. On the Effective Date, without any further action on the part of any Issuing Bank or the Revolving Lenders, each Issuing Bank issuing one or more Revolving Letters of Credit (whether on the Effective Date or at any time thereafter) pursuant to this Section hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in each such Revolving Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Revolving Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender's Applicable Percentage of each Revolving LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f)(i)(A) of this Section, or of any reimbursement payment in respect of a Revolving LC Disbursement required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Revolving Letters of Credit pursuant to this subparagraph (i) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. For the avoidance of doubt, the parties hereto acknowledge and agree that the funding by a Revolving Lender of its participation interest in any Revolving LC Disbursement shall not constitute a reimbursement by the Borrower of such Revolving LC Disbursement.

               (ii) Participations of Revenue Bond Lenders. On the Effective Date, without any further action on the part of any Issuing Bank or the Revenue Bond Lenders, each Issuing Bank issuing (or deemed to be issuing) one or more Revenue Bond Letters of Credit hereby grants to each Revenue Bond Lender, and each Revenue Bond Lender hereby acquires from such Issuing Bank, a participation in each such Revenue Bond Letter of Credit equal to such Revenue Bond Lender's Applicable Percentage of the aggregate amount available to be drawn under such Revenue Bond Letter of Credit. In consideration and in furtherance of the foregoing, each Revenue Bond Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revenue Bond Lender's Applicable Percentage of each Revenue Bond LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f)(i)(B) of this Section (without giving effect to paragraph (f)(ii) of this Section), or of any reimbursement payment in respect of a Revenue Bond LC Disbursement required to be refunded to the Borrower for any reason. Each Revenue Bond Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Revenue Bond Letters of Credit pursuant to this subparagraph (ii) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revenue Bond Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Revenue Bond Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. For the avoidance of doubt, the parties hereto acknowledge and agree that the funding by a Revenue Bond Lender of its participation interest in any Revenue Bond LC Disbursement shall not constitute a reimbursement by the Borrower of such Revenue Bond LC Disbursement.

          (f) Reimbursement. (i) (A) If any Issuing Bank shall make any Revolving LC Disbursement, the Borrower shall reimburse such Revolving LC Disbursement by paying to the Administrative Agent an amount equal to such Revolving LC Disbursement not later than 11:00 a.m., Los Angeles, California time, on the date that such Revolving LC Disbursement is made, if the Borrower shall have received notice of such Revolving LC Disbursement prior to 9:00 a.m., Los Angeles, California time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Los Angeles, California time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.01 and 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.

                    (B) If any Issuing Bank shall make any Revenue Bond LC Disbursement, the Borrower shall, except as provided in paragraph (ii) below, reimburse such Revenue Bond LC Disbursement by paying to the Administrative Agent an amount equal to such Revenue Bond LC Disbursement not later than 11:00 a.m., Los Angeles, California time, on the date that such Revenue Bond LC Disbursement is made, if the Borrower shall have received notice of such Revenue Bond LC Disbursement prior to 9:00 a.m., Los Angeles, California time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Los Angeles, California time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.01 and 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.

               (ii) In the case of any Revenue Bond LC Disbursement to fund the payment of the purchase price (to the extent such purchase price is attributable to the principal of a Revenue Bond) of any Revenue Bond that the Borrower is unable to remarket prior to the day on which payment of the purchase price of such Revenue Bond is due to the holder or owner thereof (a "Purchase Price Disbursement"), the Borrower shall reimburse such Purchase Price Disbursement

(to the extent not reimbursed by a Revenue Bond Loan pursuant to paragraph (iii) below) on or prior to the earliest to occur of (A) the Final Maturity Date, (B) the date on which such Revenue Bond is redeemed or cancelled pursuant to the applicable Revenue Bond Indenture, (C) the date on which such Revenue Bond is remarketed pursuant to the applicable Revenue Bond Indenture, and (D) the date on which the applicable Revenue Bond Letter of Credit is replaced by an alternate letter of credit or other security arrangement in accordance with the terms of the applicable Revenue Bond Indenture (such earliest date being referred to herein as the "PPD Repayment Date"); provided that (x) such Revenue Bond shall be promptly delivered to the applicable Issuing Bank (or to its bailee or custodian, if applicable) and pledged to the applicable Issuing Bank under a Revenue Bond Pledge Agreement, (y) any portion of such Purchase Price Disbursement may be reimbursed at any time by or on behalf of the Borrower on one Business Day's notice stating the amount to be reimbursed (which shall be $100,000 or a whole multiple thereof) and directing such Issuing Bank to deliver Revenue Bonds held by or for the account of such Issuing Bank to or upon the order of the Borrower against repayment of the portion of such Purchase Price Disbursement attributable to such Revenue Bonds with the proceeds of the remarketing of such Revenue Bonds and specifying the principal amount of Revenue Bonds to be so delivered (provided, however, that if all or any portion of such Purchase Price Disbursement was reimbursed with the proceeds of a Revenue Bond Loan pursuant to paragraph (iii) below, such Issuing Bank shall deliver such Revenue Bonds pursuant to this clause (y) only if and to the extent that such Revenue Bond Loan has been repaid or prepaid by the Borrower in accordance with the terms of this Agreement (including, without limitation, Sections 2.09(d)) with the proceeds of such remarketing), and (z) upon payment to the Administrative Agent for the account of such Issuing Bank of the amount of any such repayment, together with accrued interest to the date of such repayment on the amount of the Purchase Price Disbursement to be reimbursed, the outstanding obligations of the Borrower in respect of such Purchase Price Disbursement shall be reduced by the amount of such reimbursement, interest shall cease to accrue on the amount so reimbursed and such Issuing Bank shall release to or upon the order of the Borrower from the pledge and security interest created by the applicable Revenue Bond Pledge Agreement a principal amount of Revenue Bonds held under such Revenue Bond Pledge Agreement equal to the amount of such repayment; provided that, prior to the release of such Revenue Bonds, (1) the Borrower shall have paid to the Administrative Agent the amount of any Revenue Bond LC Disbursement made in connection with the purchase of such Revenue Bonds to pay the interest portion of the purchase price thereof and (2) the Borrower shall have repaid or prepaid, in accordance with the terms of this Agreement (including, without limitation, Sections 2.09(d)), all Revenue Bond Loans the proceeds of which were used to reimburse such Purchase Price Disbursement, together with accrued interest thereon to the date of such repayment or prepayment and any amounts required to be paid pursuant to Section 2.14 in connection with such repayment or prepayment. The provisions of Section 2.04(f)(i)(B) shall apply with respect to any portion of any such Revenue Bond LC Disbursement made on the Final Maturity Date, as if it were a Revenue Bond LC Disbursement in respect of which the Borrower received notice prior to 9:00 a.m., Los Angeles, California time, on the Final Maturity Date. Whenever an Issuing Bank is holding Revenue Bonds pursuant to a Revenue Bond Pledge Agreement in respect of a Revenue Bond Letter of Credit and accordingly receives a payment of interest on such pledged Revenue Bonds, such Issuing Bank shall promptly deliver such interest so received to the Administrative Agent for application to (I) the payment of accrued and unpaid interest on all outstanding Purchase Price Disbursements of such Issuing Bank in respect of such Revenue

Bond Letter of Credit or (II) to the extent the Revenue Bond Banks have reimbursed such Issuing Bank for such Purchase Price Disbursements pursuant to paragraph (iii) below, the payment of accrued and unpaid interest on all outstanding Revenue Bond Loans made by the Revenue Bond Banks in respect of such Purchase Price Disbursements. If the amount of interest so received exceeds the amount of accrued and unpaid interest on such Purchase Price Disbursements or Revenue Bond Loans (as the case may be) on the date of receipt, such Issuing Bank shall promptly deliver all such interest received to the Administrative Agent and the Administrative Agent shall hold the unused balance of such interest and apply it on a daily basis to interest accrued on such Purchase Price Disbursements or Revenue Bond Loans (as the case may be).

               (iii) If the Borrower fails to make any payment due under paragraph (i)(A) above with respect to a Revolving LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable Revolving LC Disbursement and such Revolving Lender's Applicable Percentage thereof. Upon receipt of such notice, each Revolving Lender shall make available to the Administrative Agent such Revolving Lender's Applicable Percentage of the payment then due from the Borrower, in immediately available funds, by 10:00 a.m., Los Angeles, California time, on the next succeeding Business Day after the date of such notice, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by Revolving Lenders, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. If the Borrower fails to reimburse the applicable Issuing Bank for any Revenue Bond LC Disbursement (including any Purchase Price Disbursement) at or prior to 11:00 a.m., Los Angeles, California time, on the Business Day immediately following the date of such Revenue Bond LC Disbursement, the Administrative Agent shall notify each Revenue Bond Lender of the applicable Revenue Bond LC Disbursement and such Revenue Bond Lender's Applicable Percentage thereof. Upon receipt of such notice, each Revenue Bond Lender shall make available to the Administrative Agent such Revenue Bond Lender's Applicable Percentage of the payment then due from the Borrower, in immediately available funds, by 10:00 a.m., Los Angeles, California time, on the next succeeding Business Day after the date of such notice, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by Revolving Lenders, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revenue Bond Lenders. Promptly following receipt by the Administrative Agent of any payment pursuant to paragraph (i) or (ii) above in respect of any LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, (A) to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank in connection with an unreimbursed Revolving LC Disbursement, then to such Revolving Lenders as their interests may appear, and (B) to the extent that Revenue Bond Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank in connection with an unreimbursed Revenue Bond LC Disbursement, then to such Revenue Bond Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation, if any, to reimburse such LC Disbursement; provided, however, that on the date that the Revenue Bond Lenders reimburse the applicable Issuing Bank for a Purchase Price Disbursement, that portion of such reimbursement payment equal to the principal amount of the Revenue Bonds purchased with the proceeds of such Purchase Price Disbursement shall be deemed to constitute a loan made by the Revenue Bond

Lenders to the Borrower on such date in the amount of such principal amount (each such loan being a "Revenue Bond Loan"), and the Borrower's obligation to reimburse such Purchase Price Disbursement shall be discharged and replaced by such Revenue Bond Loan (it being understood and agreed that any Purchase Price Disbursement so discharged and replaced shall no longer constitute an unreimbursed Revenue Bond LC Disbursement hereunder). Each Revenue Bond Loan shall initially bear interest at the Applicable Rate for ABR Loans, and thereafter may be converted or continued pursuant to Section 2.06.

          (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Revenue Bond Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (h) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders or Revenue Bond Lenders with respect to any such LC Disbursement.

          (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, (i) in the case of any Revolving LC Disbursements, unless the Borrower shall reimburse such Revolving LC Disbursement in full on the date such Revolving LC Disbursement is made or (ii) in the case of any Revenue Bond LC Disbursements, unless the Borrower shall reimburse such Revenue Bond LC Disbursement in full on the date such Revenue Bond LC Disbursement is made, in each case the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or such reimbursement obligation of the Borrower has been discharged pursuant to the terms of Section 2.04(f)(i) or (iii)), at a fluctuating interest rate per annum equal to the Applicable Rate for ABR Loans; provided, that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender or any Revenue Bond Lender, as the case may be, to reimburse an Issuing Bank shall be for the account of such Revolving Lender or Revenue Bond Lender, as applicable, to the extent of such payment.

          (j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower and the Administrative Agent; provided, however, that (i) each Issuing Bank shall be (A) a Lender or
(B) another commercial bank or other financial institution satisfactory to the Administrative Agent, and (ii) the Administrative Agent shall review any such proposed agreement for form only and not with respect to the identity of any successor Issuing Bank or the identity of the Issuing Bank to be replaced. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b) and shall return to such Issuing Bank each Letter of Credit issued by such Issuing Bank. From and after the effective date of any such replacement, (1) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it on such effective date or thereafter and
(2) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) Acceleration of Revenue Bonds. If any Event of Default shall occur and be continuing, the Administrative Agent may, and at the request of the Required Lenders shall, direct the applicable Issuing Bank to take such steps as are required and available to it under any Revenue Bond Indenture to cause the Revenue Bond Trustee thereunder to declare the principal amount of all Revenue

Bonds then outstanding thereunder to be immediately due and payable and, to the extent necessary to make all payments then due and payable on the Revenue Bonds, require all necessary drawings under the applicable Letter of Credit to be made in respect thereof, whereupon such Issuing Bank shall pay from its general funds the amounts so drawn and such amounts, all interest thereon and all other amounts payable by the Borrower hereunder in respect thereof shall automatically be forthwith due and payable.

          SECTION 2.05. Funding of Borrowings.

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., Los Angeles, California time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. In the case of Revolving Loans, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Revolving Borrowing that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender's share of such Borrowing, the Administrative Agent may in its sole discretion assume that such Revolving Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Revolving Lender pays such amount to the Administrative Agent, then such amount shall constitute such Revolving Lender's Loan included in such Borrowing.

          SECTION 2.06. Interest Elections.

          (a) Each Borrowing of (i) Revolving Loans initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request, and (ii) Revenue Bond Loans initially shall be an ABR Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, (i) if an Event of Default has occurred and is continuing (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Termination and Reduction of Commitments.

          (a) Unless previously terminated, each of the Revolving Commitments and the Revenue Bond Commitments shall terminate on the Final Maturity Date. If any Letter of Credit remains outstanding on the Final Maturity Date, the Borrower will deposit with the Administrative Agent an amount in cash equal to 105% of the aggregate undrawn amount of such Letter of Credit to secure the Borrower's reimbursement obligations with respect to any drawings that may occur thereunder.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce any Revolving Commitments if, after giving effect to such termination or reduction and any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the aggregate Revolving Credit Exposures would exceed the aggregate Revolving Commitments. The Borrower may at any time terminate, or from time to time reduce, the Revenue Bond Commitments; provided that (i) each reduction of the Revenue Bond Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce any Revenue Bond Commitments if, after giving effect to such termination or reduction and any concurrent prepayment of the Revenue Bond Loans in accordance with Section 2.09, the aggregate Revenue Bond Credit Exposure would exceed the aggregate Revenue Bond Commitments.

          (c) In the event that any Revenue Bonds shall be redeemed, repaid or otherwise retired, the Borrower shall, to the extent permitted under the documentation for such Revenue Bonds, and after reimbursement of any LC Disbursement made in connection with such redemption, repayment or retirement, permanently reduce the stated amount of the applicable Letter of Credit and, if such reduction is with respect to a Revenue Bond Letter of Credit, the Revenue Bond Commitments hereunder shall be automatically and permanently ratably reduced by an aggregate amount equal to the amount of such reduction as of the date such reduction becomes effective.

          (d) The Borrower shall notify the Administrative Agent of any election or requirement to terminate or reduce the Revolving Commitments or the Revenue Bond Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction (or as soon as practicable but in any event no later than such effective date, in the case of a reduction under paragraph (c)), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or the Revenue Bond Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments or the Revenue Bond Commitments shall be permanent. Each reduction of the Revolving

Commitments or the Revenue Bond Commitments shall be made ratably among the Revolving Lenders or Revenue Bond Lenders, as the case may be, ratably in accordance with their Applicable Percentages.

          SECTION 2.08. Repayment of Loans; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Final Maturity Date, (ii) for the account of each Revenue Bond Lender the unpaid principal amount of each Revenue Bond Loan on the applicable PPD Repayment Date and (iii) for the account of each Lender all accrued and unpaid interest on the Loans and all other Obligations on the Final Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Issuing Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Issuing Bank resulting from each LC Disbursement made by such Issuing Bank, including the amounts of principal and interest payable and paid to such Issuing Bank from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender, any Issuing Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and LC Disbursements in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Prepayment of Loans.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (subject, in the case of any prepayment of a Eurodollar Borrowing, to Section

2.14), subject to prior notice in accordance with paragraph (d) of this Section.

          (b) On the date of any termination of the Revolving Commitments, the Borrower shall repay or prepay all outstanding Revolving Borrowings. If, as a result of any partial reduction of the Revolving Commitments, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings in an amount equal to such excess.

          (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

          (d) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments or the Revenue Bond Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.11 and by any amounts required to be paid pursuant to Section 2.14 in connection with such prepayment.

          SECTION 2.10. Fees.

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing with June 30, 2005, and on the date on which the Revolving Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which participation fee shall accrue at a rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans, on the daily aggregate amount of the sum of (A) such Lender's Revolving LC Exposure (excluding any portion thereof attributable to unreimbursed Revolving LC Disbursements) and (B) such Lender's Revenue Bond LC Exposure (excluding any portion thereof attributable to unreimbursed Revenue Bond LC Disbursements), during the period from and including the Effective Date to but excluding the Final Maturity Date, and (ii) to each Issuing Bank, for its own account, a fronting fee payable in the amounts and at the times separately agreed upon by the Borrower and such Issuing Bank, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees in respect of Letters of Credit shall be due and payable on the last Business Day of March, June, September and December of each year, commencing with June 30, 2005; provided that (1) all such fees payable in respect of the Revolving Letters of Credit shall be payable on the date on which the Revolving Commitments terminate, and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand, and (2) all such fees payable in respect of the Revenue Bond Letters of Credit shall be payable on the date on which the Revenue Bond Commitments terminate, and any such fees accruing after the date on which the Revenue Bond Commitments terminate shall be payable on demand; provided, further, that upon the occurrence and during the continuance of an Event of Default, the participation fees payable pursuant to clause (i) above shall be increased by 200 basis points per annum. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to any Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11. Interest.

          (a) The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan.

          (b) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, (i) each ABR Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section and (ii) each Eurodollar Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section until the Interest Period applicable thereto shall have expired and thereafter at a per annum rate equal to the Applicable Rate for ABR Loans plus 2.0%. In addition, if any principal of or interest on any Loan or LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (B) in the case of any other amount, 2.0% plus the Applicable Rate for ABR Loans.

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and (i) in the case of Revolving Loans, upon termination of the Revolving Commitments, and (ii) in the case of Revenue Bond Loans, upon termination of the Revenue Bond Commitments, and accrued interest on each LC Disbursement that bears interest at the Applicable Rate for ABR Loans shall be payable in arrears on each Interest Payment Date applicable to ABR Loans; provided that (A) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan or LC Disbursement, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13. Increased Costs.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Administrative Agent (except any such reserve requirement reflected in the Adjusted LIBO Rate, where applicable) or any Issuing Bank; or

               (ii) impose on any Lender, any Issuing Bank, the Administrative Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan or LC Disbursement on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17, or (e) the revocation of any notice of prepayment pursuant to Sections 2.07 and 2.09, then, in any such event, the Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          SECTION 2.15. Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the

Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (d) Any Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, or reasonably requested by the Borrower as will permit such payments to be made without withholding.

          (e) In addition, the Borrower or the Administrative Agent shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13,
2.14 or 2.15, or otherwise) prior to 10:00 a.m., Los Angeles, California time, on the date when due, in immediately available funds, without set-off, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices located at 445 South Figueroa Street, Los Angeles, California 90071 (or such other office as the Administrative Agent shall from time to time designate to the Borrower), except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any fees payable pursuant to Section 2.10 or any payment accruing interest, such fees and such interest shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e) or (f), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

          (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15,
(iii) any Lender defaults in its obligation to fund Loans hereunder, or (iv) any Lender has not consented to a proposed amendment, waiver or modification under this Agreement that requires the consent of all Lenders and which has been approved by Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.18. Certain Regulatory Events. Upon the occurrence of a Regulatory Event, the Borrower will promptly notify the Administrative Agent and the Lenders and will, within 60 days, deliver to the Administrative Agent and the Lenders an analysis satisfactory to the Administrative Agent including (a) a summary in reasonable detail of the actions anticipated to be taken by the Borrower in response to such Regulatory Event and the anticipated timing thereof and (b) quarterly financial projections for the period prior to the Final Maturity Date taking into account the impact of such Regulatory Event and of such actions. Following the receipt of such analysis, if the Administrative Agent and the Required Lenders shall determine that such Regulatory Event, after taking into account the actions anticipated to be taken by the Borrower in response thereto, is likely to result in a Material Adverse Effect, the Lenders may propose modifications (the "Proposed Modifications") to the structure of the credit facilities established by this Agreement and the pricing and other terms set forth herein and in the other Loan Documents that in their judgment are appropriate to reduce credit risks related to such Regulatory Event and/or to provide appropriate compensation for such risks. The Borrower and the Lenders will, following the occurrence of a Regulatory Event and the determination by the Administrative Agent and the Required Lenders referred to in the preceding sentence, negotiate in good faith to agree upon the Proposed Modifications or alternative modifications. If the Loan Documents shall not have been amended in a manner satisfactory to the Borrower and the Required Lenders by the 120th day after the delivery of the Proposed Modifications to the Borrower (the "Amortization Date"), then, notwithstanding any other provision of this Agreement, on the last Business Day of each calendar quarter ending after the Amortization Date (i) the Revolving Commitments will be automatically reduced by an amount equal to 1/8th of the aggregate amount of the Revolving Commitments on the Amortization Date and the Borrower shall (A) prepay any outstanding Revolving Loans, together with the interest accrued thereon to the date of prepayment, and (B) after all outstanding Revolving Loans have been prepaid in full (or if no Revolving Loans are then outstanding), cause the undrawn amounts of any outstanding Revolving Letters of Credit to be reduced and/or deposit cash collateral with the Administrative Agent on terms and under documentation approved by the Administrative Agent as security for the Borrower's reimbursement obligations in respect of such Revolving Letters of Credit, in each case to the extent necessary in order that the aggregate Revolving Credit Exposures shall at no time exceed the aggregate Revolving Commitments, and (ii) the Revenue Bond Commitments will be automatically reduced by an amount equal to 1/8th of the aggregate amount of the Revenue Bond Commitments on the Amortization Date and the Borrower shall (A) prepay any outstanding Revenue Bond Loans, together with the interest accrued thereon to the date of prepayment, and
(B) after all outstanding Revenue Bond Loans have been prepaid in full (or if no Revenue Bond Loans are then outstanding), cause the undrawn amounts of any outstanding Revenue Bond Letters of Credit to be reduced and/or deposit cash collateral with the Administrative Agent on terms and under documentation approved by the Administrative Agent as security for the Borrower's reimbursement obligations in respect of such Revenue Bond Letters of Credit, in each case to the extent necessary in order that the aggregate Revenue Bond Credit Exposures shall at no time exceed the aggregate Revenue Bond Commitments. It is expressly understood that nothing in this Section shall postpone the Final Maturity Date or the PPD Repayment Date or any other date for the payment of any amount due under this Agreement.

                                   ARTICLE III
                         Representations and Warranties
                         ------------------------------

          The Borrower represents and warrants to the Administrative Agent, the Lenders and the Issuing Banks that:

          SECTION 3.01. Organization; Powers. The Borrower and each of its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership, limited liability company or other applicable organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, in and is in good standing, in every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, the Second Indenture constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower (and, in the case of the Collateral Mortgage Bonds, authenticated by the trustee therefor), will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the approval of the ACC, which has been obtained and is in full force and effect, and except filings necessary to perfect Liens created under the Loan Documents (other than the Lien of the Second Indenture, in respect of which all requisite filings have been made), (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens created under the Loan Documents or under the Second Indenture.

          SECTION 3.04. Financial Condition; No Material Adverse Change; Secured Indebtedness.

          (a) The audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2004/1/ and the most recent


----------
1 Also include unaudited financial statements for the fiscal quarter ended March 31, 2005 if the Effective Date occurs after the filing of the 10-Q for such fiscal quarter.

financial statements delivered by the Borrower pursuant to Section 5.01(a) or
(b), in each case, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements delivered pursuant to Section 5.01(a). Neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, is material to the Borrower and its Consolidated Subsidiaries, taken as a whole, and which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2004 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any part of its business or property, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), which, in either case, is material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole at December 31, 2004.

          (b) Except to the extent that any specific change is explicitly disclosed in the Disclosure Documents, since December 31, 2004, there has been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

          (c) As of the Effective Date, there is $138,300,000 in aggregate principal amount of First Mortgage Bonds outstanding and $538,900,000 in aggregate principal amount of First Mortgage Bonds and Second Mortgage Bonds outstanding.

          SECTION 3.05. Properties.

          (a) Other than as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, and enjoys peaceful and undisturbed possession of, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. Litigation and Environmental Matters.

          (a) Except as explicitly disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect or (ii) that involve any of the Loan Documents, the Second Indenture or the Transactions.

          (b) Except as explicitly disclosed in the Disclosure Documents, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of any matter disclosed in the Disclosure Documents that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Except as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries is in compliance with all Requirements of Law, including the Fair Labor Standards Act, the Americans with Disabilities Act, the Foreign Corrupt Practices Act and Anti-Terrorism Laws, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          SECTION 3.09. Investment and Holding Company Status.

          (a) Neither the Borrower nor any of its Consolidated Subsidiaries is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

          (b) The Borrower and its Consolidated Subsidiaries are exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, except
Section 9(a)(2) thereof; and no order, consent, approval or authorization is required under such Act in connection with the making of the Loans hereunder or the consummation of any of the other Transactions. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board and Requirements of Law pertaining to utility regulation) which limits its ability to incur Indebtedness.

          SECTION 3.10. Taxes. Each of the Borrower and its Consolidated Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.12. Security Documents.

          (a) The Collateral Mortgage Bonds are entitled to the benefits of the Second Indenture and secured by the Lien of the Second Indenture. Upon delivery of the Collateral Mortgage Bonds to the Administrative Agent under the Bond Delivery Agreement and at all times thereafter, the Collateral Mortgage Bonds will be "Outstanding" and the Administrative Agent will be the "Holder" of the Collateral Mortgage Bonds for all purposes of the Second Indenture. The Second Indenture constitutes a valid mortgage lien on and a valid and perfected security interest in the properties or franchises described therein as being subject to the Lien of the Second Indenture. As of the Effective Date no material properties or franchises subject to the Lien of the Second Indenture have been released from such Lien, and, as of any subsequent date, no such properties or franchises shall have been released from the Lien of the Second Indenture except in accordance with the terms thereof and hereof.

          (b) The provisions of the Security Documents not covered by paragraph
(a) above are effective to create, in favor of the Administrative Agent for the benefit of the secured parties thereunder, legal, valid and enforceable Liens on or in all of the Collateral subject thereto, and all necessary deliveries of property to the Administrative Agent and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices so that the Liens created by such Security Documents constitute perfected Liens on or in all rights, titles, estates and interests of the

Borrower and any applicable Subsidiaries in the Collateral covered thereby, prior and superior to all other Liens and all necessary and appropriate consents to the creation and perfection of such Liens have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office which has not been terminated or released, except as may have been filed in favor of the Administrative Agent.

          SECTION 3.13. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished) contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.

          SECTION 3.14. Solvency. On the Effective Date, the Borrower is
Solvent.

          SECTION 3.15. Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          SECTION 3.16. Anti-Terrorism Laws.

          (a) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          (b) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is any of the following:

               (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

               (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed on the Annex to, or is otherwise subject to the provisions of, the Executive Order;

               (iii) a Person with whom the Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

               (iv) a Person who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

               (v) a Person that is named as a "specially designated national or blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

          (c) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b)(i), (ii), (iii) or (v) above or, to the knowledge of the Borrower, clause (b)(iv) above; (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          (d) No broker or other agent (other than the Arranger) is acting for the benefit of the Borrower or any of its Affiliates, or benefiting in any capacity, in each case in connection with the Loan Documents.

                                   ARTICLE IV
                                   Conditions
                                   ----------

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and acquire participations in Letters of Credit, and the obligations of the Issuing Banks to issue Letters of Credit hereunder, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Effective Date) of each of (i) Vincent Nitido, Jr., Esq., General Counsel for the Borrower, substantially in the form of Exhibit E-1, (ii)

Thelen Reid & Priest LLP, New York counsel for the Borrower, substantially in the form of Exhibit E-2, and (iii) Rodey, Dickason, Sloan, Akin & Robb, PA, special New Mexico counsel for the Borrower, substantially in the form of Exhibit E-3, and covering such other matters relating to the Borrower, the Loan Documents, the Second Indenture, the Lien of the Second Indenture or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents, the Second Indenture, the Lien of the Second Indenture or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, confirming compliance with such conditions as of the Effective Date.

          (e) The Administrative Agent and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Administrative Agent shall have received counterparts of the Bond Delivery Agreement and each Revenue Bond Pledge Agreement, in each case signed on behalf of the Borrower and any other parties thereto, together with
(i) Collateral Mortgage Bonds in an aggregate principal amount not less than $400,600,000, duly issued and authenticated under the Second Indenture; (ii) a duly executed copy of the Sixth Supplemental Indenture and all other documents, instruments and filings relating to the issuance and authentication of the Collateral Mortgage Bonds under the Second Indenture; (iii) copies of each of the Second Indenture, the Revenue Bond Indentures, the Revenue Bond Loan Agreements and all related agreements with respect to the Revenue Bonds, in each case together with all amendments and supplements thereto, certified by an authorized officer of the Borrower as being a true, correct and complete copy thereof and as being in full force and effect; (iv) all documents instruments and filings creating or perfecting the Lien of the Second Indenture; and (v) all other documents and instruments required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents, all of which shall be in form and substance satisfactory to the Administrative Agent.

          (g) The Administrative Agent shall have received copies of the ACC order authorizing the Transactions certified by an officer of the Borrower as being a true, correct and complete copy thereof and as being in full force and effect.

          (h) On the Effective Date, (i) the Borrower shall have repaid in full the principal of all loans outstanding, interest thereon and all other amounts payable by the Borrower under the Existing Agreement; (ii) all commitments of the lenders and issuing banks under the Existing Agreement shall have been terminated; (iii) all letters of credit outstanding under the Existing Agreement (other than the Existing Letters of Credit) shall have been returned and canceled (or the Administrative Agent shall be satisfied with the arrangements made for such cancellation); (iv) the Second Mortgage Bonds, Collateral Series D, securing the obligations under the Existing Agreement shall have been canceled (or the Administrative Agent shall be satisfied with the arrangements made for such cancellation); and (v) the Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, confirming compliance with the conditions set forth in clauses (i) through (iv) of this paragraph.

          (i) The Borrower and its Subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the Obligations, and (b) the Indebtedness described in the most recent financial statements of the Borrower and its Consolidated Subsidiaries referenced in Section 3.04(a).

          (j) All requisite Governmental Authorities (including, without limitation, the ACC and all other regulatory authorities) and third parties shall have approved or consented to this Agreement and the other Loan Documents and the other transactions contemplated hereby and thereby to the extent required, no stay of any applicable regulatory approval shall have been issued and there shall be no litigation or other governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement and the other Loan Documents or the Transactions.

          (k) The Administrative Agent, the Issuing Banks and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act.

          (l) The Capital Stock of the Borrower (to the extent owned by UniSource Energy, which owns all Capital Stock of the Borrower except 121 shares of Capital Stock owned by independent third parties) shall all be free and clear of any Liens.

          SECTION 4.02. Each Credit Event. The obligation of an Issuing Bank to issue a Letter of Credit (or to issue any amendment of a Letter of Credit having the effect of extending the stated expiration date thereof, increasing the amount available for drawing thereunder or otherwise altering any of the material terms or conditions thereof), and the obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Borrowing that increases the amount of the Revolving Loans of any Revolving Lender outstanding, shall be subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such issuance or Borrowing, as the case may be, both before and after giving effect thereto and (in the case of any Borrowing) the application of the proceeds thereof, as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date).

          (b) At the time of and immediately after giving effect to such issuance or Borrowing (as the case may be), no Default or Event of Default shall have occurred and be continuing.

Each Revolving Borrowing and issuance of a Letter of Credit (or any amendment of a Letter of Credit having the effect of extending the stated expiration date thereof, increasing the amount available for drawing thereunder or otherwise altering any of the material terms or conditions thereof) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V
                              Affirmative Covenants
                              ---------------------

          Until the Aggregate Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will, promptly after its receipt thereof, forward such copies to the Lenders):

          (a) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, or 15 days after the date on which its quarterly report for such fiscal quarterly period is required to be filed with the Securities and Exchange Commission, whichever is later, consolidated statements of income of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries from the beginning of the applicable fiscal year to the end of such period and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that the financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, or 15 days after the date on which its annual report for such fiscal year is required to be filed with the Securities and Exchange Commission, whichever is later, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as of the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not contain any qualification or exception as to the scope of such audit and shall state that the consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, such fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted);

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06 and 6.07 and (iii) stating whether any change in GAAP or in the application thereof not disclosed in any prior such certificate has occurred since December 31, 2004 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (b) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly upon their becoming available, copies of all registration statements (other than on Form S-8 or any successor form) and regular periodic reports, if any, that the Borrower shall have filed pursuant to Section 13(a) or 15 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (or any governmental agency substituted therefor) or filed with any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon their becoming available, copies of all current reports on Form 8-K filed by the Borrower with the Securities and Exchange Commission, and all similar reports filed with any national securities exchange;

          (h) promptly upon their becoming available, copies of (i) any certified resolutions of the Board of Directors of the Borrower and net earnings certificates delivered under the Second Indenture in connection with the issuance of Bonds upon the basis of net property additions or deposits of cash; any certificates of a Financial Officer under either Indenture with respect to amounts charged to replacement reserve, detailing insurance on the Borrower's property or showing compliance by the Borrower with the covenants contained in such Indenture; any supplemental indentures to either Indenture; any redemption notices under either Indenture; and any notices of defaults under either Indenture or accelerations of Bonds; (ii) any notices of default under the documentation for any Sale Leaseback of the Borrower or any Consolidated Subsidiary, any notices of non-payment of rent or any other material amounts owing under any such Sale Leaseback documentation and any notices of acceleration of any amounts due under any such Sale Leaseback documentation; and
(iii) any written notices from the ACC of non-compliance by the Borrower or any of its Consolidated Subsidiaries with any material ACC decision or with any other rules, regulations or orders of the ACC, and any written notices of any extraordinary audit or investigation by the ACC into the business, affairs or operations of the Borrower or any of its Consolidated Subsidiaries;

          (i) as soon as practicable and in any event within five Business Days after the Borrower receives written notice of an upgrading or a downgrading of the First Mortgage Bonds or the Second Mortgage Bonds by any Rating Agency, a notice of such upgrading or downgrading;

          (j) if requested by the Administrative Agent, concurrently with any delivery of financial statements under clause (a) or (b) above, consolidating statements of income and cash flows for the applicable periods and the consolidating balance sheets as of the end of such periods, accompanied (i) in the case of a delivery of financial statements under clause (a) above, by a certificate of a Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present in all material respects the consolidating financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, the applicable period (subject to normal year-end audit adjustments), and (ii) in the case of a delivery of financial statements under clause (b) above, by (A) a certificate of a Financial Officer of the Borrower, which certificate shall state that such consolidating financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, the applicable fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted), and (B) a certificate of the independent public accountants referred to in clause (i) of paragraph (b) above, which certificate should state that such consolidating financial statements are the consolidating financial statements that served as the basis for the audited consolidated financial statements in respect of which such accountants delivered the opinion referred to in such clause (i);

          (k) (i) as soon as practicable and in any event within five Business Days after the Substitution Date, notice of the occurrence of the Substitution Date, or (ii) if the Substitution Date has not occurred on or before June 30, 2005, notice of such circumstance within five Business Days after June 30, 2005; and

          (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document or the Second Indenture, as the Administrative Agent or any Lender may reasonably request.

          So long as the Borrower is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended, and the financial statements contained in any quarterly or annual reports filed with the Securities and Exchange Commission in accordance with such Act and the rules and regulations promulgated thereunder, such financial statements may be delivered by the Borrower in satisfaction of its obligations to deliver consolidated financial statements pursuant to clauses (a) or (b), as the case may be, of this
Section 5.01.

          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its obligations, including Tax liabilities and assessments (including water assessments by the Arizona State Land Department), that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided that the Borrower or any of its Consolidated Subsidiaries may discontinue the operation of any of its properties to the extent, in the judgment of the Borrower, it is no longer advisable to operate such property, or to the extent the Borrower or such Subsidiary intends to sell or otherwise dispose of such property, which disposition is not prohibited by Section 6.04; and (b) maintain, with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, ERISA and Environmental Laws) and (b) the Revenue Bond Loan Agreements, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


          SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Revolving Letters of Credit will be used only for general corporate purposes. No part of the proceeds of any Loan or of any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X. Each Revenue Bond Letter of Credit will be issued only to support the Revenue Bonds set forth on Schedule 2.04 corresponding to such Revenue Bond Letter of Credit.

          SECTION 5.09. Environmental Laws.

          (a) The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with, and use commercially reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and will, and will cause each of its Consolidated Subsidiaries to, obtain and comply with and maintain, and use commercially reasonable efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (b) The Borrower will, and will cause each of its Consolidated Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to take such actions could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.10. Further Assurances. The Borrower will, and will cause each of its Consolidated Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or under the Second Indenture or to grant, preserve, protect or perfect the Liens created or intended to be created by the Second Indenture or the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents or by or under the Second Indenture.

          SECTION 5.11. Reference Ratings. The Borrower shall use commercially reasonable efforts to obtain, not later than 30 days after the Effective Date, Reference Ratings for the credit facilities established by this Agreement from each of S&P and Moody's, and deliver, or cause to be delivered, to the Administrative Agent evidence satisfactory to the Administrative Agent of such Reference Ratings. At all times thereafter, the Borrower shall use commercially reasonable efforts to maintain such Reference Ratings.

          SECTION 5.12. Substitution of Existing First Mortgage Bonds. The Borrower shall use commercially reasonable efforts to cause, on or before June 30, 2005, a new series of Second Mortgage Bonds (in an aggregate principal amount not to exceed $138,300,000) to be issued under the Second Indenture and substituted for all of the outstanding First Mortgage Bonds that, on the date hereof, secure the Borrower's obligations in respect of the securities issued and outstanding under the Collateral Trust Indenture, pursuant to Section 318 of the Collateral Trust Indenture. In connection therewith, the Lenders hereby consent to the issuance of such new series of Second Mortgage Bonds, and authorize the Administrative Agent (as holder of the Collateral Mortgage Bonds) to consent to the issuance of such new series of Second Mortgage Bonds pursuant
Section 1(b)(2) of Article III of the Second Indenture.

                                   ARTICLE VI
                               Negative Covenants
                               ------------------

          Until the Aggregate Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:

          SECTION 6.01. Indebtedness. The Borrower will not permit:

          (a) (i) the aggregate principal amount of First Mortgage Bonds outstanding at any time prior to the Substitution Date to exceed $138,300,000 less the aggregate amount of all repayments, optional or mandatory, of the principal amount thereof made on or after the date hereof (it being understood and agreed that, on and after the Substitution Date, the Borrower will not permit any First Mortgage Bonds to be issued or outstanding), or (ii) the aggregate principal amount of First Mortgage Bonds and Second Mortgage Bonds outstanding at any time taken together to exceed $650,000,000; provided that there shall be disregarded for purposes of any determination under this paragraph the principal amount of any outstanding Second Mortgage Bonds which
(A) are to be redeemed or paid at maturity within 90 days after the date of such determination or (B) evidence or secure the Borrower's obligations in respect of industrial development revenue bonds of the same principal amount (or related reimbursement obligations) which are to be redeemed or paid at maturity within 90 days after the date of such determination; provided, however, that (1) in the case of any such redemption, either irrevocable and unconditional notice of redemption shall have been given or irrevocable and unconditional instructions shall have been given to the related trustee to give such notice of redemption and (2) in the case of any such redemption or payment, cash in an amount sufficient to redeem or repay the Second Mortgage Bonds to be disregarded (or the obligations evidenced or secured thereby) shall have been deposited with the applicable trustee for the redemption or payment thereof;

          (b) the aggregate amount of Guarantees by the Borrower and the Consolidated Subsidiaries (other than Guarantees of the Obligations and other than Guarantees by the Borrower or any Consolidated Subsidiary of Indebtedness or obligations of the Borrower or a Consolidated Subsidiary) outstanding at any time to exceed $30,000,000; or

          (c) the issuance of any First Mortgage Bonds on or after the Effective Date.

          SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on the Mortgaged Property (as defined in the Second Indenture) now owned or hereafter acquired by the Borrower, or any income therefrom, prior to the Lien of the Second Indenture, except Permitted Encumbrances and Prepaid Liens (as such terms are defined in the Second Indenture) and any other Liens expressly permitted pursuant to Section 5 of Article IV of the Second Indenture.

          SECTION 6.03. Fundamental Changes.

          (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) its assets as an entirety or substantially as an entirety, or all or substantially all of the Capital Stock of any of its Consolidated Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Consolidated Subsidiary may merge with any other Consolidated Subsidiary, and
(iii) the Borrower may merge with or into or consolidate with or transfer its assets as an entirety or substantially as an entirety to any Person, so long as
(A) immediately prior to and immediately after giving effect to such merger, consolidation or transfer, the Person with or into which the Borrower shall ultimately merge or consolidate or to whom the Borrower shall ultimately transfer its assets as an entirety or substantially as an entirety is in the Utility Business; (B) the Required Lenders shall have determined (so long as such determination is exercised in good faith and after consultation with the Borrower) that the rating of the first mortgage bonds (or bonds otherwise denominated that benefit from a first Lien on such Person's utility assets, or, if such Person has no first mortgage bonds, the rating of the senior unsecured long-term Indebtedness of such Person that is not guaranteed and does not benefit from any other credit enhancement) of the surviving Person of any such merger, consolidation, acquisition or transfer of assets shall be at least BBB-or higher by S&P and Baa3 or higher by Moody's (unless the requirements of this clause (B) shall have been waived by the Required Lenders); provided that the requirement of this clause (B) shall be deemed to have been satisfied if, prior to the consummation of any such merger, consolidation or transfer, the Borrower shall have delivered written evidence from each such Rating Agency to the effect that, upon such merger, consolidation or transfer, the applicable rating of such surviving Person would be equal to or higher than the ratings specified in this clause (B); (C) in the case of any merger or consolidation or transfer of assets in which the Borrower is not the surviving corporation, the Person formed by any such consolidation or transfer of assets or into which the Borrower shall be merged or consolidated or to which such assets are transferred shall have executed an agreement in form reasonably satisfactory to the Administrative Agent containing an assumption by the surviving Person of the due and punctual performance of each obligation, agreement, covenant and condition of each of the Loan Documents and the Second Indenture to be performed or complied with by the Borrower; and (D) the Administrative Agent shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the due authorization, execution, delivery, validity and enforceability of the assumption agreement referred to in clause (C) of this Section 6.03, of the enforceability and continuation of the Liens created pursuant to the Security Documents and such other matters as the Required Lenders may reasonably require.

          (b) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than the Utility Business.

          SECTION 6.04. Sale of Assets.

          (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, except:

               (i) inventory and other property in the ordinary course of business;

               (ii) sales of accounts receivable;

               (iii) property, businesses or assets (including receivables and leasehold interests) with an aggregate Fair Value not in excess of $250,000,000; provided that the aggregate Fair Value of such property, businesses or assets permitted to be disposed of pursuant to this clause (iii) shall be increased on a dollar for dollar basis by the aggregate amount of each reduction of the Aggregate Commitments in respect of which the Borrower shall have given the Administrative Agent, for the benefit of the Lenders, written evidence of the Borrower's agreement not to issue Indebtedness under the Second Indenture based upon the Second Mortgage Bonds retired in connection with such reduction;

               (iv) property in connection with any securitization (e.g., stranded costs) or sale of assets required by law; and

               (v) any sale of the Borrower's assets as an entirety or substantially as an entirety in accordance with Section 6.03, provided that any assets of the Borrower not included in such sale shall be deemed to have been disposed of in a transaction subject to the limitations of this Section 6.04, including the dollar limit set forth in clause (iii) above;

provided, that any Consolidated Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets to the Borrower or any other Consolidated Subsidiary. Investments by the Borrower and the Consolidated Subsidiaries in, and contributions by the Borrower and the Consolidated Subsidiaries to, Consolidated Subsidiaries shall be deemed not to constitute transfers of assets subject to the limitations of this Section 6.04 to the extent such investments or contributions are made in cash.

          (b) Without limitation of subsection (a) above, the Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its generating assets (including leasehold interests), whether now owned or hereafter acquired, except as required by applicable law.

          SECTION 6.05. Restricted Payments.

          (a) The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time that any Default has occurred and is continuing or would occur as a result of such action, except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

          (b) The Borrower will not, and will not permit any Consolidated Subsidiary to, directly or indirectly, purchase or acquire any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or otherwise acquire any other interest in, any Affiliate of the Borrower (other than a Consolidated Subsidiary) (each of the foregoing, an "Affiliate Investment"), at any time that a Default has occurred and is continuing or, as a result of the making of such Affiliate Investment, would occur or would be deemed to occur pursuant to the next sentence. For purposes of determining whether a Default would be deemed to occur under Section 6.06 or 6.07 as a result of an Affiliate Investment, the applicable computations shall be made as if the Affiliate Investment were a dividend and did not result in the creation of any asset.

          SECTION 6.06. Cash Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the twelve-month period ended on the last day of any fiscal quarter commencing with the fiscal quarter ended June 30, 2005, to be less than 2.25 to 1.0.

          SECTION 6.07. Leverage Test. The Borrower will not permit the ratio of
(a) Consolidated Total Indebtedness at the end of any fiscal quarter to (b) Consolidated EBITDA for the twelve-month period ended on such date to be greater than the amount specified in the chart below for the period in which such date shall occur:

          ----------------------------------------------------------------------
          Period                                           Maximum Ratio
          ------                                           -------------
          ----------------------------------------------------------------------
          From the Effective Date through and including        4.75
          December 31, 2005
          ----------------------------------------------------------------------
          From January 1, 2006 through and including           4.50
          December 31, 2006
          ----------------------------------------------------------------------
          From January 1, 2007 through and including           4.25
          December 31, 2007
          ----------------------------------------------------------------------
          After December 31, 2007                              4.00
          ----------------------------------------------------------------------

          SECTION 6.08. Amendments to Documents. The Borrower will not, and will not permit any Consolidated Subsidiary to, amend, modify or change, or consent or agree to any amendment, modification or change to, the Second Indenture, the Sixth Supplemental Indenture, any Revenue Bond Indenture, any Revenue Bond Loan Agreement or any Revenue Bonds without the prior written consent of the Required Lenders and any Issuing Bank affected thereby, provided that (i) such consent shall not be required in connection with any amendment of the Second Indenture for which the Second Indenture does not require the consent of any bondholder,
(ii) such consent shall not be unreasonably withheld with respect to any amendment of the Second Indenture that has been approved by bondholders entitled to vote under the Second Indenture who hold bonds in an aggregate principal amount greater than the principal amount of the Collateral Mortgage Bonds and
(iii) such consent shall not be required in connection with any amendment of any Revenue Bond Indenture, any Revenue Bond Loan Agreement or any Revenue Bonds to provide for a mandatory tender of Revenue Bonds at any time when such Revenue Bonds are currently subject to mandatory redemption at a purchase price which does not exceed the applicable redemption price.

          SECTION 6.09. Sale Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale Leaseback if the aggregate annual basic rent payments under all Sale Leasebacks entered into by the Borrower and its Subsidiaries after the date hereof would exceed $20,000,000 in any fiscal year after giving effect to such Sale Leaseback.

          SECTION 6.10. Release of Collateral under the Second Indenture The Borrower will not, and will not permit any of its Subsidiaries to, permit any asset (including any cash) to be released from the Lien of the Second Indenture other than in accordance with the terms and provisions of the Second Indenture.

          SECTION 6.11. Transactions with Affiliates. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates which are not Consolidated Subsidiaries, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Consolidated Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.05(a), (d) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies, (e) tax sharing arrangements on customary terms for similarly situated companies, (f) customary fees paid to members of the board of directors of the Borrower and the Consolidated Subsidiaries who are not officers of the Borrower or any Subsidiary and (g) transactions to acquire, either through asset purchases, mergers or purchases of Capital Stock, the business and operations of Southwest Energy Solutions, Inc. or Millennium Environmental Group, Inc.

          SECTION 6.12. Limitation on Hedge Agreements. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business.

          SECTION 6.13. Restrictive Agreements. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Consolidated Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Consolidated Subsidiary or to Guarantee Indebtedness of the Borrower or any other Consolidated Subsidiary; provided that the foregoing shall not apply to restrictions and conditions (i) imposed by law, (ii) imposed by any Loan Document, (iii) contained in agreements entered into after the Effective Date which contain restrictions no more restrictive than those contained in the Loan Documents and (iv) contained in agreements relating to the sale of a Subsidiary pending such sale; provided in the case of this clause (iv) such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                                   ARTICLE VII
                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, subject in the case of any such reimbursement obligation to a grace period of two days, or the Borrower shall fail to make any required deposit of cash collateral under Section 2.18;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Consolidated Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 2.18, 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Significant Subsidiary shall fail to make any payment of principal (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or non-occurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (m) (i) any Lien purported to be created under any Security Document or the Second Indenture shall cease to be, or shall be asserted by the Borrower or any Consolidated Subsidiary not to be, a valid and perfected Lien on any collateral subject thereto, with the priority required by the applicable Security Document or the Second Indenture, as applicable, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document, or (ii) any Collateral Mortgage Bond shall for any reason (x) cease to be entitled to the benefits of the Second Indenture or to be secured by the Lien of the Second Indenture equally and ratably with all other bonds, if any, outstanding under the Second Indenture or (y) cease to be a legal, valid and binding obligation of the Borrower; or

          (n) any Change in Control shall occur; or

          (o) any material provision of this Agreement or any other Loan Document to which the Borrower is a party shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so assert in writing;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, (A) the Revenue Bond Issuing Banks (in the case of clauses (iii) and (vi) below) shall, at the request of the

Administrative Agent or the Required Lenders, and (B) the Administrative Agent may, and at the request of the Required Lenders shall, in each case by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Aggregate Commitments, and thereupon the Aggregate Commitments shall terminate immediately, (ii) declare the Loans and LC Disbursements then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and LC Disbursements so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) take any action under Section 2.04(k), (iv) deliver a notice of redemption under the Sixth Supplemental Indenture stating that such notice is being delivered pursuant to this Article VII, (v) require the Borrower to (in which case the Borrower shall) deposit immediately with the Administrative Agent cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit at such time, to be held by the Administrative Agent (for the benefit of the Issuing Banks and the Lenders) as security for the Borrower's reimbursement obligations in respect of such Letters of Credit, and (vi) direct the Revenue Bond Issuing Banks to (in which case the Revenue Bond Issuing Banks shall) exercise the rights and remedies available under the Revenue Bond Pledge Agreements and, in addition thereto, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of New York at that time in respect of the Collateral (as defined in the Revenue Bond Pledge Agreements); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitments shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and the cash collateral referred to in clause (v) above, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article VII shall affect (1) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit or (2) the participatory interest of each Lender in each such payment.

                                  ARTICLE VIII
                            The Administrative Agent
                            ------------------------

          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Required Lenders or the Borrower may at any time, with the consent of the Borrower (provided that such consent shall not be required if an Event of Default under clause (a), (b),
(h), (i) or (j) of Article VII shall have occurred and is continuing) or the Required Lenders, as the case may be, replace the Administrative Agent (it being understood that any such replacement Administrative Agent shall be a Person that serves as Administrative Agent for other credit facilities of a comparable size), provided that the Required Lenders or the Borrower may not replace the Administrative Agent unless, after giving effect to such replacement and each contemporaneous assignment, the Required Lenders or the Borrower shall have arranged in connection with such replacement, to the extent requested by the Administrative Agent, that (a) neither the Administrative Agent nor any of its Affiliates shall have outstanding any Letter of Credit, Loan, LC Disbursement, Revolving Commitment, Revenue Bond Commitment or other obligation of any kind under this Agreement or any other Loan Document and (b) each of the Administrative Agent and its Affiliates shall have received payment in full of all amounts owing to it under or in respect of this Agreement and each other Loan Document.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary, no Lender identified as the Syndication Agent or the Documentation Agent shall have any separate duties, responsibilities, obligations or authority as Syndication Agent or Documentation Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus and undivided profits of not less than $500,000,000, or an Affiliate of any such bank.

          Upon the acceptance of its appointment as Administrative Agent hereunder by a successor or replacement, such successor or replacement shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or replaced Administrative Agent, and the retiring or replaced Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation or replacement hereunder, the provisions of this Article and Section
9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


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                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

          SECTION 9.01. Notices.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to the Borrower, to it at One South Church Avenue, Tucson, Arizona 85701, Attention of Chief Financial Officer (Telecopy No. (520) 884-3612);

               (ii) if to the Administrative Agent, to Union Bank of California, N.A., 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071, Attention of Robert Olson (Telecopy No. (213) 236-4096); and

               (iii) if to any other Agent, any Issuing Bank or any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document or the Second Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents and the Second Indenture are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a


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waiver of any Default, regardless of whether the Administrative Agent, any
Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders or, in the case of the Sixth Supplemental Indenture or the Collateral Mortgage Bonds, in each case with the consent of the Required Lenders and as provided by the Second Indenture with the Administrative Agent exercising the rights of the holder of the Collateral Mortgage Bonds and acting at the direction of the Required Lenders; provided that no such agreement shall (i) increase any Revolving Commitment or Revenue Bond Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or change the definition of "Applicable Margin" or "Commitment Fee Rate", in each case without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment or Revenue Bond Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release all or any portion of the Collateral Mortgage Bonds or release all or substantially all of any other Collateral from the Liens of the Security Documents without the consent of each Lender, in each case except for any such release expressly permitted hereunder or under any Security Document; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Bank hereunder without the prior written consent of such Agent or Issuing Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement requiring the consent of a Lender unwilling to provide such consent may be amended by an agreement in writing entered into by the Borrower, the Required Lenders, the Issuing Banks and the Administrative Agent if (1) by the terms of such agreement the Aggregate Commitment of each such opposing Lender shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each such opposing Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Loan Documents.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver.

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (including due diligence expenses and the reasonable fees, charges


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


and disbursements of counsel for the Administrative Agent and the Arranger) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all out-of-pocket expenses and charges of the Arranger in connection with any evaluations of Collateral conducted by it; (iii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder; and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Arranger or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Arranger or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Arranger or such Issuing Bank in its capacity as such.


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


          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after delivery to the Borrower of a reasonably detailed statement therefor.

          SECTION 9.04. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arranger, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Aggregate Commitment and the Loans at the time owing to it); provided that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (including both its Revolving Commitment and its Revenue Bond Commitment, it being understood and agreed that no Lender may assign only its Revolving Commitment or only its Revenue Bond Commitment), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, each of the Administrative Agent and the Issuing Banks must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iv) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, or an assignment of the entire remaining amount of the assigning Lender's Aggregate Commitment, the amount of the Aggregate Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an aggregate amount of not less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (A) if an Event of Default shall have occurred and be continuing or (B) in connection with


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


the initial syndication of the Aggregate Commitments and Loans. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Aggregate Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans owing to it or all or a portion of its Revenue Bond Commitment and the Revenue Bond Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that


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such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.16(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(d) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower, the Issuing Banks or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by, such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04(b) concerning assignments.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement or the option to pay to the Administrative Agent for the account of the applicable Issuing Bank all or any part of such Granting Lender's Applicable Percentage of any LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower that such Granting Lender would otherwise be obligated to pay to the Administrative Agent for the account of the applicable Issuing Bank pursuant to this Agreement, as the case may be; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan or to pay such Granting Lender's Applicable Percentage of any LC Disbursement reimbursement obligation and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or to pay all or any part of such Granting Lender's Applicable Percentage of any LC Disbursement reimbursement obligation, the Granting Lender shall be obligated to make such Loan or to pay its Applicable


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


Percentage of any LC Disbursement reimbursement obligation, as the case may be, pursuant to the terms hereof. The making of a Loan by an SPC or the payment by such SPC of such Granting Lender's Applicable Percentage of any LC Disbursement reimbursement obligation hereunder shall utilize the Revolving Commitment or Revenue Bond Commitment, as applicable, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender or such LC Disbursement reimbursement obligation were paid by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC in connection with its activities as an SPC hereunder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower, the Issuing Banks and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or LC Disbursement reimbursement obligations to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans or payment of LC Disbursement reimbursement obligations and (ii) disclose on a confidential basis consistent with the provisions of Section 9.12 any non-public information relating to its Loans or LC Disbursement reimbursement obligations to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The provisions of this Section relating any SPC may not be amended without the written consent of such SPC.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as any Revolving Commitment or Revenue Bond Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other


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Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Arranger and the Issuing Banks constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document


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


against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       TUCSON ELECTRIC POWER COMPANY



                                       By:     /s/ Kevin P. Larson
                                            ------------------------------------
                                            Name:  Kevin P. Larson
                                            Title: Vice President



                                         UNION BANK OF CALIFORNIA, N.A., as
                                         Administrative Agent, as an Issuing
                                         Bank and as a Lender



                                       By:     /s/ Kevin M. Zitar
                                            ------------------------------------
                                            Name:  Kevin M. Zitar
                                            Title: Vice President



                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Syndication Agent and as a Lender



                                       By:     /s/ Clyde Gossert
                                            ------------------------------------
                                            Name:  Clyde Gossert
                                            Title: Vice President


                                       S-1
                       Signature Page to Credit Agreement

                                       ALLIED IRISH BANKS, P.L.C., as
                                       Documentation Agent and as a Lender



                                       By:     /s/ Vaughn Buck
                                            ------------------------------------
                                            Name:  Vaughn Buck
                                            Title: Senior Vice President



                                       By:     /s/ Aidan Lanigan
                                            ------------------------------------
                                            Name:  Aidan Lanigan
                                            Title: Vice President


                                       S-2
                       Signature Page to Credit Agreement

                                       CREDIT SUISSE FIRST BOSTON, acting
                                       through its New York Branch, as an
                                       Issuing Bank



                                       By:     /s/ David Dodd
                                            ------------------------------------
                                            Name:  David Dodd
                                            Title: Vice President



                                       By:     /s/ Gregory S. Richards
                                            ------------------------------------
                                            Name:  Gregory S. Richards
                                            Title: Associate


                                       S-3
                       Signature Page to Credit Agreement

                                       THE BANK OF NEW YORK, as an Issuing Bank and as a Lender



                                       By:     /s/ Daniel Csillag
                                            ------------------------------------
                                            Name:  Daniel Csillag
                                            Title: Vice President


                                       S-4
                       Signature Page to Credit Agreement

                                       COMMERZBANK AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES, as Lender



                                       By:     /s/ Andrew Campbell
                                            ------------------------------------
                                            Name:  Andrew Campbell
                                            Title: Senior Vice President



                                       By:     /s/ Andrew Kjoller
                                            ------------------------------------
                                            Name:  Andrew Kjoller
                                            Title: Vice President


                                      S-5
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       BNP PARIBAS, as a Lender



                                       By:     /s/ Christophe Bernard
                                            ------------------------------------
                                            Name:  Christophe Bernard
                                            Title: Vice President



                                       By:     /s/ Ralph F. Scholtz
                                            ------------------------------------
                                            Name:  Ralph F. Scholtz
                                            Title: Managing Director


                                      S-6
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       BAYERISCHE LANDESBANK, as a Lender



                                       By:     /s/ Michael Jakob
                                            ------------------------------------
                                            Name:  Michael Jakob
                                            Title: Vice President



                                       By:     /s/ Normam McClave
                                            ------------------------------------
                                            Name:  Normam McClave
                                            Title: First Vice President


                                      S-7
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       CALYON NEW YORK BRANCH, as a Lender



                                       By:     /s/ Olivier Audemard
                                            ------------------------------------
                                            Name:  Olivier Audemard
                                            Title: Managing Director



                                       By:     /s/ Philippe Soustra
                                            ------------------------------------
                                            Name:  Philippe Soustra
                                            Title: Executive Vice President


                                      S-8
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       JPMORGAN CHASE BANK, N.A., as a Lender



                                       By:     /s/ Steve Fell
                                            ------------------------------------
                                            Name:  Steve Fell
                                            Title: Market Manager




                                      S-9
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       LLOYDS TSB BANK PLC, as a Lender



                                       By:   /s/ Paul D. Briamonte
                                          --------------------------------------
                                          Name:  Paul D. Briamonte
                                          Title: Director, Project Finance (USA)



                                       By:   /s/ Russell Pratt
                                          --------------------------------------
                                          Name:  Russell Pratt
                                          Title: AVP, Project Finance



                                      S-10
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       SOVEREIGN BANK, as a Lender



                                       By:   /s/ Walter J. Marullo
                                          --------------------------------------
                                          Name:  Walter J. Marullo
                                          Title: SVP




                                      S-11
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       UFJ BANK LIMITED, as a Lender



                                       By:   /s/ Toshiko Boyd
                                          --------------------------------------
                                          Name:  Toshiko Boyd
                                          Title: Vice President




                                      S-12
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       WESTLB AG, NEW YORK BRANCH, as a Lender



                                       By:   /s/ Howard Moseson
                                          --------------------------------------
                                          Name:  Howard Moseson
                                          Title: Managing Director



                                       By:   /s/ Seth Mclntosh
                                          --------------------------------------
                                          Name:  Seth Mclntosh
                                          Title: Manager



                                      S-13
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       BANK OF SCOTLAND, as a Lender



                                       By:   /s/ Karen Welch
                                          --------------------------------------
                                          Name:  Karen Welch
                                          Title: Assistant Vice President



                                      S-14
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       COMERICA WEST INCORPORATED, as a Lender



                                       By:   /s/ Bryan C. Camden
                                          --------------------------------------
                                          Name:  Bryan C. Camden
                                          Title: Corporate Banking Reprsentative



                                      S-15
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       U.S. BANK NATIONAL ASSOCIATION, as a
                                       Lender



                                       By:   /s/ Scott J. Bell
                                          --------------------------------------
                                          Name:  Scott J. Bell
                                          Title: Senior Vice President



                                      S-16
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       ERSTE BANK DER OESTERREICHISCHEN
                                       SPARKASSEN AG, as a Lender



                                       By:   /s/ Bryan J. Lynch
                                          --------------------------------------
                                          Name:  Bryan J. Lynch
                                          Title: First Vice President



                                       By:   /s/ Patrick W. Kunkel
                                          --------------------------------------
                                          Name:  Patrick W. Kunkel
                                          Title: Director, ERSTE BANK NEW YORK
                                                 BRANCH



                                      S-17
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as a Lender



                                       By:   /s/ Meghan C. Payne
                                          --------------------------------------
                                          Name:  Meghan C. Payne
                                          Title: First Vice President



                                      S-18
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       SUMITOMO MITSUI BANKING CORPORATION,
                                       as a Lender



                                       By:   /s/ Masakara Hasegawa
                                          --------------------------------------
                                          Name:  Masakara Hasegawa
                                          Title: Joint General Manager



                                      S-19
        Signature Page to Tucson Electric Power Company Credit Agreement

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as a Lender



                                       By:   /s/ Simon Duncan
                                          --------------------------------------
                                          Name:  Simon Duncan
                                          Title: Manager - Operations



                                      S-20
        Signature Page to Tucson Electric Power Company Credit Agreement